Exhibit 32(ii)

                  CERTIFICATION PURSUANT TO
                   18 U.S.C. SECTION 1350,
                   AS ADOPTED PURSUANT TO
       SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Penns Woods Bancorp, Inc. (the "Company") on Form 10-Q for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Sonya E. Scott, Chief Financial Officer, certify, pursuant to 18 U.S.C. section ` 1350, as adopted pursuant to section ` 906 of the Sarbanes-Oxley Act of 2002, that:

     (1)  the Report fully complies with the requirements of
section 13(a) or 15(d) of the Securities Exchange Act of 1934;
and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




/s/ Sonya E. Scott
---------------------------
Sonya E. Scott
Chief Financial Officer

August 12, 2003